UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 4, 2007
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number 000-31230

DELAWARE (State or other jurisdiction of Incorporation or organization)	06-1215192 (IRS Employer Identification No.)
700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS 77002
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code: (713) 570-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
     On June 4, 2007, Pioneer Companies, Inc. (the “Company”) was served with a petition naming the Company and members of its Board of Directors and Olin Corporation as defendants in a complaint filed in the District Court of Harris County, Texas, 129th Judicial District. The case is captioned Richard Denton, Derivatively on Behalf of Pioneer Companies, Inc. v. Michael Y. McGovern, Robert E. Allen, Marvin E. Lesser, Charles L. Mears, David A. Scholes. Richard L. Urbanowski and Olin Corporation, Defendants, and Pioneer Companies, Inc., Nominal Defendant, Cause No. 2007-32730. This is a stockholder derivative action brought on behalf of the Company, against members of the Company’s Board of Directors for alleged breaches of fiduciary duty and/or other violations of state law arising out of the previously announced pending sale of the Company to Olin Corporation. The petition alleges that in entering into the proposed transaction with Olin Corporation, the defendants have breached their fiduciary duties of loyalty, due care, independence, candor, good faith and fair dealing, and/or has aided and abetted such breaches. The plaintiff seeks, among other things, to enjoin the proposed acquisition of the Company by Olin Corporation and attorney’s fees. An unfavorable outcome in this lawsuit could prevent or delay the consummation of the acquisition, result in substantial costs to the Company, or both. It is also possible that other, similar derivative lawsuits may yet be filed, and to the extent similar cases are filed containing similar allegations, the Company does not intend to file subsequent Forms 8-K regarding any such new cases. The Company cannot estimate any possible loss from this or future litigation at this time.
Additional Information and Where to Find It
     Pioneer intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement to be used to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIONEER, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive proxy statement will be sent to security holders of Pioneer seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Pioneer. Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Pioneer Corporate Office, 700 Louisiana Street, Suite 4300, Houston Texas, 77002, (713) 570-3200 (phone), (713) 225-6475 (fax), Attention: Gary Pittman.
     Pioneer, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Pioneer stock. Information regarding Pioneer’s directors and executive officers is available in the Form 10-K/A filed with the SEC on March 16, 2007 and the proxy statement filed with the SEC by Pioneer on April 19, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
DATED: June 8, 2007

PIONEER COMPANIES, INC.
By:	/s/ Gary L. Pittman
Senior Vice President and
Chief Financial Officer

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